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                                                                     Exhibit 2.2

                                                                       EXHIBIT C

                  GENERAL ASSIGNMENT, ASSUMPTION AND AGREEMENT
               REGARDING LITIGATION, CLAIMS AND OTHER LIABILITIES

     This GENERAL ASSIGNMENT, ASSUMPTION AND AGREEMENT REGARDING LITIGATION, CLAIMS AND OTHER LIABILITIES (this "Agreement"), is made as of __________, 2000, by and between SYBRON INTERNATIONAL CORPORATION, a Wisconsin corporation ("Sybron"), and SYBRON DENTAL SPECIALITIES, INC. (formerly known as "SDS Holding Co."), a Delaware corporation ("SDS").

                                    RECITALS

     WHEREAS, pursuant to the Contribution Agreement, Plan and Agreement of Reorganization and Distribution between the parties dated as of _________, 2000 (the "Contribution Agreement") and pursuant to certain other agreements of even date herewith, Sybron is transferring, or will transfer, to SDS, all of the assets associated with the Dental Business (as defined in the Contribution Agreement) consisting of (a) the equity interests of SDM (as defined in the Contribution Agreement) (and, indirectly, the other Dental Business Subsidiaries, as defined in the Contribution Agreement) and (b) the Miscellaneous Dental Assets (as defined in the Contribution Agreement) ((a) and
(b) together referred to as the "Dental Assets");

     WHEREAS, the parties intend hereby to provide for the transfer to SDS of all of the Dental Assets;

     WHEREAS, the parties intend hereby to provide for the assumption by SDS of the Miscellaneous Dental Liabilities (as defined in the Contribution Agreement);

     WHEREAS, by this Agreement Sybron and SDS seek to implement the general principle that, with the exceptions noted herein and in the other Contribution Documents (as defined in the Contribution Agreement), following the Effective Date, SDS and the Dental Business Subsidiaries shall be responsible for any liabilities associated with or arising at any time out of the Dental Business, and Sybron and the Laboratory Business Subsidiaries (as defined in the Contribution Agreement) shall be responsible for any liabilities associated with or arising at any time out of the Laboratory Business (as defined in the Contribution Agreement).

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement and the Contribution Documents, the parties hereto agree as follows:


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                       ARTICLE IASSIGNMENT AND ASSUMPTION

     1.1 General Assignment. Effective as of the Effective Date, and except as specifically provided in the Contribution Documents, Sybron hereby assigns, transfers, conveys and delivers to SDS all of its right, title, and interest in and to, and SDS hereby accepts, all of the Dental Assets.

     1.2 General Assumption. Effective as of the Effective Date, and except as otherwise specifically provided in the Contribution Documents, without any further responsibility or liability of, or recourse to, Sybron, any subsidiary of Sybron, or any of their respective former or present directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees, exclusive of SDS and its subsidiaries (collectively, the "Sybron Parties"), SDS hereby irrevocably assumes all of the obligations and liabilities arising out of, relating to or associated with: (a) the Dental Assets and (b) the Miscellaneous Dental Liabilities (such assumed obligations and liabilities being herein referred to collectively as the "Assumed Liabilities"); whether such Assumed Liabilities are matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, whether arising out of circumstances existing prior to, on or after the Effective Date, and whether or not reflected on the books of Sybron. SDS and the Dental Business Subsidiaries shall be responsible for the Assumed Liabilities, regardless of when or where any such Assumed Liabilities arose or arise, or whether the acts or omissions on which they are based occurred or are alleged to have occurred prior to, on or after the Effective Date, regardless of where or against whom such Assumed Liabilities are asserted or whether such Assumed Liabilities are asserted prior or subsequent to the Effective Date, and regardless of whether such Assumed Liabilities arose from negligence, recklessness, violation of law, fraud or misrepresentation by Sybron or any of its former or present directors, officers, employees, agents, subsidiaries or affiliates.

     1.3 Special Assumption Arrangement. The parties acknowledge and agree that the trade name associated with the Dental Business as of the Effective Date is the subject of a separate Trade Name Assignment and Transitional Trade Name Use and License Agreement, of even date herewith, between the parties. The transfer of assets and assumption of obligations, liabilities, and expenses provided for in this Agreement is subject in all respects to the provisions of that separate agreement insofar as the provisions of this Agreement may be deemed to relate to the subject matter of that separate agreement and this Agreement shall not be deemed to effect the transfer of the trade name.

     1.4 Liabilities Not Assumed. Notwithstanding anything contained in this Agreement to the contrary, SDS does not assume any obligation, liability or expense if and to the extent that:

          (a) such obligation, liability or expense (in whole or in part) arises out of, relates to or is associated with the Laboratory Business, Laboratory Business Subsidiaries or its or their assets; or

          (b) Sybron has expressly agreed to retain such obligation, liability or expense pursuant to any Contribution Document (such obligations, liabilities, and


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               expenses referred to in clauses (i) and (ii) of this sentence being referred to herein as the "Retained Liabilities").

     Sybron and the Laboratory Business Subsidiaries shall retain responsibility for the Retained Liabilities without any further responsibility or liability of, or recourse to, SDS, any subsidiary of SDS, or any of their respective former or present directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees (collectively, the "SDS Parties"), regardless of when or where any such Retained Liabilities arose or arise, or whether the acts or omissions on which they are based occurred or are alleged to have occurred prior to, on or after the Effective Date, regardless of where or against whom such Retained Liabilities are asserted or whether such Retained Liabilities are asserted prior to or subsequent to the Effective Date, and regardless of whether such Retained Liabilities arose from negligence, recklessness, violation of law, fraud or misrepresentation by SDS or any of its former or present directors, officers, employees, agents, subsidiaries or affiliates.

     1.5 Allocation of Joint Assets and Liabilities. The parties agree that, by this Agreement, and except as specifically otherwise provided in the Contribution Documents, Sybron and SDS seek to transfer, assign, and convey to SDS, and/or have SDS assume, as the case may be, all of the assets and liabilities of the Dental Business and the Dental Assets that are not already the property or responsibility of any Dental Business Subsidiaries. By this Agreement, and except as specifically otherwise provided in the Contribution Documents, Sybron does not intend to transfer, assign or convey to SDS, and/or have SDS assume, as the case may be, any of the assets and liabilities of the Laboratory Business or Laboratory Business Subsidiaries. In the case of an asset or liability, if any, which relates to, arises out of, or is associated with both the Dental Business and the Laboratory Business, both parties agree to apportion the asset or liability among the parties in accordance with their respective interests in or responsibility for such asset or liability. If the asset or liability is not divisible, the asset or liability will be wholly allocated to the party to which party's business the indivisible asset or liability primarily relates. The parties will make this decision in accordance with Article VIII of this Agreement. The parties will use reasonable efforts to resolve any controversy or disputes as promptly as possible.

                                   ARTICLE II
           ASSUMED LIABILITIES, EXCULPATION AND INDEMNIFICATION BY SDS

     Neither Sybron nor any of the Sybron Parties shall be liable to SDS or any subsidiary of SDS or any of their respective former or present directors, shareholders, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees for any reason whatsoever on account of any obligations, liabilities or expenses arising out of, relating to or associated with:

          (i)  any Assumed Liabilities; or


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          (ii) any obligation, liability or expense, including any litigation or claims, arising out of or associated with the assets, business, operations or activities of SDS and its affiliates (whether or not in the ordinary course of business, and whether occurring before or on or after the Effective Date); or

          (iii) SDS's obligations, covenants, warranties, representations, assumptions, and agreements contained or reflected in the Contribution Documents;

except as otherwise specifically provided in the Contribution Documents; provided, that Sybron shall remain liable to SDS for any breach by Sybron and its subsidiaries of any of its obligations, covenants, warranties, representations, assumptions or agreements contained or reflected in the Contribution Documents. The matters with respect to which the liability of Sybron and the other Sybron Parties is excluded pursuant to clauses (i), (ii), and (iii) of the preceding sentence are hereby referred to as the "Dental Business Liabilities."

     SDS shall fully indemnify, defend, save and hold harmless Sybron and each of the other Sybron Parties from and against all claims, liabilities, obligations, costs, costs of defense (as and when incurred, and including reasonable outside attorneys' and consultants' fees), expenses, fines, taxes, levies, imports, duties, deficiencies, assessments, charges, penalties, allegations, demands, damages (including but not limited to actual or punitive, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever, to the extent directly arising out of or associated with the Dental Business Liabilities or, except as otherwise provided in the Contribution Documents, that otherwise are related to, arise from, or associated with the ownership, use, possession, operation or conduct of the assets, business or operations of SDS or its affiliates before, on or after the Effective Date (all of which are hereinafter collectively called the "Sybron Damages").

     Except as specifically provided in the Contribution Documents, the indemnities provided by SDS hereunder shall extend to any and all Dental Business Liabilities of any nature, including, without limitation, any and all Dental Business Liabilities with respect to environment, health, safety, personal injury, property damage, employment, benefits, compensation, pension rights, claims arising out of contracts, product liability, warranty, merchantability or fitness of goods for any particular purpose, conformity of goods to contractual requirements, deceptive trade practice, misrepresentation, fraud or any other alleged or actual breach or violation of any obligation or requirement.

     It is an absolute condition to SDS's obligations under this Article II that the entities listed on the Sybron Subsidiaries Guarantee attached hereto as Annex I execute that Subsidiaries Guarantee and deliver the same to SDS.


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                                   ARTICLE III
                   EXCULPATION AND INDEMNIFICATION BY SYBRON

     Neither SDS nor any of the SDS Parties shall be liable to Sybron or any subsidiary of Sybron or any of their respective former or present directors, shareholders, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees for any reason whatsoever on account of any obligations, liabilities or expenses arising out of, relating to or associated with:

          (i)  any Retained Liabilities; or

          (ii) any obligation, liability or expense, including any litigation or claims, arising out of or associated with the assets, business, operations or activities of Sybron and its affiliates (other than the Dental Business, Dental Business Subsidiaries or Dental Assets)(whether or not in the ordinary course of business, and whether occurring before or on or after the Effective Date); or

          (iii) Sybron's obligations, covenants, warranties, representations, assumptions, and agreements contained or reflected in the Contribution Documents;

except as otherwise specifically provided in the Contribution Documents; provided, that SDS shall remain liable to Sybron for any breach by SDS and its subsidiaries of any of its obligations, covenants, warranties, representations, assumptions or agreements contained or reflected in the Contribution Documents. The matters with respect to which Sybron and its affiliates retain liability pursuant to clauses (i), (ii), and (iii) of the preceding sentence are herein referred to as the "Sybron Liabilities."

     Sybron shall fully indemnify, defend, save and hold harmless SDS and each of the other SDS Parties from and against all claims, liabilities, obligations, costs, costs of defense (as and when incurred, and including reasonable outside attorneys' and consultants' fees), expenses, fines, taxes, levies, imports, duties, deficiencies, assessments, charges, penalties, allegations, demands, damages (including but not limited to actual or punitive, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever, to the extent directly arising out of or associated with the Sybron Liabilities or, except as otherwise provided in the Contribution Documents, that otherwise are related to, arise from, or associated with the ownership, use, possession, operation or conduct of the assets, business or operations of Sybron and its affiliates, other than the Dental Assets, Dental Business Subsidiaries or the Dental Business, before, on or after the Effective Date (all of which are hereinafter collectively called the "SDS Damages").

     Except as specifically provided in the Contribution Documents, the indemnities provided by Sybron hereunder shall extend to any and all Sybron Liabilities of any nature, including, without limitation, any and all Sybron Liabilities with respect to environment, health, safety, personal injury, property damage, employment, benefits, compensation, pension rights, claims arising out of


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contracts, product liability, warranty, merchantability or fitness of goods for any particular purpose, conformity of goods to contractual requirements, deceptive trade practice, misrepresentation, fraud or any other alleged or actual breach or violation of any obligation or requirement.

     It is an absolute condition to Sybron's obligations under this Article III that the entities listed on the SDS Subsidiaries Guarantee attached hereto as Annex II execute that Subsidiaries Guarantee and deliver the same to Sybron.

                                   ARTICLE IV
                        SPECIFIC INDEMNIFICATION ISSUES

     4.1 Contracts Between Sybron & SDS. It is acknowledged that, prior to and after the Effective Date, Sybron, SDS, the Laboratory Business Subsidiaries, and the Dental Business Subsidiaries may have arms-length negotiated business relationships between and among each other, which relationships are or shall be described in contracts, agreements and other documents entered into in the normal course of business. Such business relationships shall not be subject to the indemnity or other provisions hereof or any other agreements covered by the Contribution Documents, unless the parties expressly agree to such in the agreements governing such relationships.

     4.2 Joint Liability. In the event a claim, demand, action or proceeding is brought by a third party in which the liability as between Sybron and SDS is determined after trial in any judgment, award or decree to be joint or in which the entitlement to indemnification hereunder is not readily determinable, the parties shall negotiate in good faith in an effort to agree, as between Sybron and SDS, on the proper allocation of liability or entitlement to indemnification, as well as the proper allocation of the costs of any joint defense or settlement pursuant to Section 6.4, all in accordance with the provisions of and the principles set forth in this Agreement. In the absence of any such agreement, such allocation of liability or entitlement to indemnification, and such allocation of costs, shall be subject to ultimate resolution between Sybron and SDS based upon all of the relevant facts and circumstances pursuant to Article VIII and consistent with the policy set forth in the last whereas recital of this Agreement.

                                    ARTICLE V
                          NOTICE AND PAYMENT OF CLAIMS

     5.1 Procedure for Notification. If either a party to this Agreement or a person entitled to a defense and/or indemnification under this Agreement ("the Indemnified Party") determines that it is or may be entitled to a defense or indemnification by SDS or Sybron, as the case may be ("the Indemnifying Party"), under this Agreement:

          (a) The Indemnified Party shall deliver promptly to the Indemnifying Party a written notice and demand for a defense or indemnification, specifying the


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               basis for the claim for defense and/or indemnification, the nature of the claim, and, if known, the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified.

          (b) The Indemnifying Party shall have 30 days from receipt of the notice requesting indemnification within which to either: (i) assume the defense of such litigation or claim; (ii) pay the claim in immediately available funds; (iii) reserve its rights pending negotiations under Section 6.4; or (iv) object to the claim in accordance with Section 5.2. This 30-day period may be extended by express agreement of the parties.

          (c) In the event that the amount for which the Indemnifying Party may be liable is not known or reasonably determinable at the time of such notice, the Indemnified Party shall deliver to the Indemnifying Party a further notice specifying the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified as soon as reasonably practicable after such amount is known or reasonably determinable, at which time the Indemnifying Party shall have a further opportunity to take action as set forth above. Nothing in this subparagraph shall be interpreted to abrogate or delay an Indemnifying Party's obligation to provide the other with a defense under this Agreement.

     5.2 Objection and Waiver of Objection. The Indemnifying Party may object to the claim for defense and/or indemnification set forth in any notice; provided that if the Indemnifying Party does not give the Indemnified Party written notice setting forth its objection to such claim (or the amount thereof) and the grounds therefor within the 30-day period (or any extended period) referred to in Section 5.1 above, the Indemnifying Party shall be deemed to have acknowledged its liability to provide a defense or for the amount of such claim and the Indemnified Party may exercise any and all of its rights under applicable law to obtain such defense or collect such amount. Any objection to a claim for a defense or indemnification shall be resolved in accordance with
Article VIII.

     5.3 Insurance Coverage. The right to a defense or indemnification under this Agreement shall not be affected, diminished, abrogated or eliminated by virtue of the existence of, or coverage by, any insurance proceeds or the provision of legal defense received by a party from its insurance carrier. The potential availability of insurance coverage to Sybron or the Sybron Parties or SDS or the SDS Parties shall not relieve the other party of its obligations for defense or indemnification hereunder, or delay either party's obligation to the other to assume a defense or pay any sums due hereunder. In the event that insurance proceeds are received, appropriate adjustments will be made under the Insurance Matters Agreement, of even date herewith, between Sybron and SDS, which governs the rights and obligations of Sybron and SDS with respect to such insurance.


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                                   ARTICLE VI
                         DEFENSE OF THIRD-PARTY CLAIMS

     6.1 Assumption of Third-Party Claims. If the Indemnified Party's claim for indemnification under this Agreement is based on a claim, demand, investigation, action or proceeding, judicial or otherwise, brought by a third party, and the Indemnifying Party does not object under Section 5.2 hereof, the Indemnifying Party shall, within the 30-day period (or any extended period) referred to in
Section 5.1 above, assume the defense of such third-party claim at its sole cost and expense and shall thereafter be designated as the case handler. Any such defense shall be conducted by attorneys employed by the Indemnifying Party, provided that such attorneys shall be reasonably satisfactory to the Indemnified Party. The Indemnified Party may retain attorneys of its own choosing to participate in such defense at the Indemnified Party's sole cost and expense.

     6.2 Settlement of Third-Party Claims. If the Indemnifying Party assumes the defense of any such third-party claim, the Indemnifying Party may settle or compromise the claim without the prior consent of the Indemnified Party, provided that all present and future claims against the Indemnified Party relating to such third-party claim(s) are irrevocably and unconditionally released in full.

     6.3 Indemnification After Settlement. The Indemnifying Party shall pay to the Indemnified Party in immediately available funds the amount for which the Indemnified Party is entitled to be indemnified within 30 days after the settlement or compromise of such third-party claim or the final unappealable judgment of a court of competent jurisdiction (or within such longer period as agreed to by the parties). If the Indemnifying Party does not assume the defense of any such third-party claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party, except that the Indemnifying Party shall have the right to contest that it is obligated to the Indemnified Party under the terms of this Agreement, provided that the Indemnifying Party shall have raised its objections in a timely manner under
Section 5.2.

     6.4 Third-Party Joint Liability Claim. In the event a claim, demand, action or proceeding is brought by a third party in which the liability as between Sybron and SDS is alleged to be joint or in which the entitlement to indemnification hereunder is not readily determinable (or, if an objection, in good faith, pursuant to Section 5.2 has been received), the parties shall cooperate in a joint defense. Such joint defense shall be under the general management and supervision of the party which is expected to bear the greater share of the liability, as determined by representatives of Sybron and SDS, and which will be considered the case handler, unless otherwise agreed, provided, however, that neither party shall settle or compromise any such joint defense matter without the consent of the other. The costs of such joint defense, any settlement, and any award or judgment (unless the award or judgment specifies otherwise) shall be borne as the parties may agree or, in the absence of such agreement, such costs shall be borne by the party incurring such costs, subject to ultimate resolution between SDS and Sybron based upon all of the relevant facts and circumstances pursuant to Article VIII.


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                                   ARTICLE VII
                    COOPERATION AND PRESERVATION OF RECORDS

     7.1 General. SDS and Sybron shall cooperate with one another fully and in a timely manner in connection with the defense of any litigation related to the Assumed Liabilities or Retained Liabilities or any other actual or threatened claim, investigation, audit or administrative or judicial action or proceeding brought or commenced by a third party (including any governmental agency or authority) involving any matter affecting the potential liability of Sybron or any Sybron Party or SDS or any SDS Party, so long as Sybron and SDS (or their affiliates) are not directly adverse in a lawsuit between each other in that specific matter.

     7.2 Availability of Records. The cooperation required by this Article VII shall include, without limitation, making available to the other party during such normal business hours and upon reasonable notice, appropriate books, records and information ("Litigation Records"), officers, and employees (without substantial interruption of employment) necessary or useful in connection with any accrued or actual or threatened claim, investigation, audit, action or proceeding, so long as Sybron and SDS are not directly adverse in a lawsuit between each other in that specific matter.

     7.3 Retention of Records. Each party shall continue in force or, at the request of the other party, shall issue notices exempting from destruction at the expiration of normal records retention periods any Litigation Records which the requesting party represents may be necessary to the defense of, or required to be produced in discovery in connection with, any claim, investigation, audit, action or proceeding, and shall refrain from destroying any Litigation Records until authorized by the requesting party. The requesting party shall notify the other party promptly when the Litigation Records are no longer required to be maintained.

     7.4 Cost of Access to Records. The party requesting access to Litigation Records or officers and employees pursuant to Section 7.2 or preservation of Litigation Records pursuant to Section 7.3 shall bear all reasonable out-of-pocket expenses (except reimbursement of salaries, employee benefits and general overhead) incurred in connection with providing such Litigation Records or officers and employees.

     7.5 Confidential or Proprietary Records. The party providing Litigation Records under this Article VII may elect, upon a reasonable basis and within a reasonable time, to designate all or a portion of the Litigation Records as confidential or proprietary. If Litigation Records are so designated, the party receiving them will treat them as it would its own confidential or proprietary information and will take all reasonable steps to protect and safeguard the Litigation Records while in its own custody and will attempt to shield the information contained in the Litigation Records from disclosure by motions to quash, motions for a protective order, reduction or other appropriate actions.

     7.6 Power of Attorney. Subject to the provisions of the Contribution Documents, Sybron hereby constitutes and appoints SDS, its successors or assigns, the true and lawful attorney of


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Sybron with full power of substitution, for the benefit and at the expense of
SDS: (a) to institute and prosecute all proceedings which SDS may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to any of the Dental Assets and Assumed Liabilities, to defend or compromise any and all actions, suits and proceedings in respect of any of the conveyed assets and liabilities, and to do all such acts and things in relation thereto as SDS shall deem advisable; and (b) to take all action which SDS may deem proper in order to provide SDS the benefits or obligations under any of the Dental Assets and Assumed Liabilities where any required consent of another party to the assignment thereof to SDS pursuant to the Contribution Agreement shall not have been obtained. Sybron acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by Sybron in any manner or for any reason. SDS shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereto.

                                  ARTICLE VIII
                               DISPUTE RESOLUTION

     In the event that any dispute or difference arises between the parties relating to the interpretation or performance of this Agreement, the parties shall comply with the dispute resolution procedures prescribed in Article VIII of the Contribution Agreement.

                                   ARTICLE IX
                                    NOTICES

     9.1 General. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by first class mail, postage prepaid, or by air express service, with charges prepaid and addressed as follows:

          If to Sybron:                 Sybron International Corporation
                                        411 East Wisconsin Avenue
                                        Milwaukee, Wisconsin 53202
                                        Attention: General Counsel

          If to SDS:                    Sybron Dental Specialities, Inc.
                                        1717 West Collins Avenue
                                        Orange, California 92867
                                        Attention: General Counsel

     9.2 Change in Address. Either party may, by written notice so delivered to the other, change the address to which future delivery shall be made.


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                                    ARTICLE X
                                 MISCELLANEOUS

     10.1. Entire Agreement. This Agreement and the other Contribution
Documents constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to their subject matter; provided, however, that the specific provisions of any other agreement between the parties executed and delivered by the parties in connection with the closing under the Contribution Agreement shall not be superseded by this Agreement and to the extent any such other agreement is in conflict herewith, such specific agreement shall control.

     10.2. Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party; except that this Agreement may be assigned to a parent or subsidiary of a party, or to a third party acquiring substantially all of the assets of a party, without such prior written consent to such an assignment, provided that any such third party expressly assumes, and agrees to be bound by the terms of, this Agreement, and provided further that the assigning party shall not be relieved of any of its obligations hereunder in the event of such an assignment.

     10.3. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties and is not intended to confer upon any person except the parties any rights or remedies hereunder. There are no third party beneficiaries to this Agreement.

     10.4. Written Amendment and Waiver . This Agreement may not be altered or amended nor any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with the amendment or waiver.

     10.5 Limited Amendment or Waiver . No waiver of any term, provision or condition of this Agreement or failure to exercise any right, power or remedy or failure to enforce any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition or enforcement right of this Agreement or deemed to be an impairment of any right, power or remedy or acquiescence to any breach.

     10.6. Reformation and Severability. If any provision of this Agreement shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (a) that provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (b) if that provision cannot be so reformed, it shall be severed from this Agreement. The holding shall not affect or impair the validity, enforceability or legality of the provision in any other jurisdiction or under any other circumstances. Neither the holding nor the reformation or severance shall affect or impair the


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legality, validity or enforceability of any other provision of this Agreement to the extent that the other provision is not itself actually in conflict with any applicable law. Upon a determination that any term or provision is invalid, unenforceable or illegal, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

     10.7. Jurisdiction. This Agreement shall be governed and construed and enforced in accordance with the internal laws of the State of Wisconsin (without regard to conflict of law principles) as to all matters including, without limitation, matters of validity, construction, effect, performance and remedies.

     10.8. Titles and Headings. All titles and headings have been inserted solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

     10.9. Counterparts. This Agreement, and any other agreement to be executed in connection herewith, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10. Effectiveness. This Agreement shall become effective at the Effective Date and may be terminated by Sybron at any time prior thereto without any liability on either party's part.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the date first above written by their duly authorized officers.



                                   SYBRON INTERNATIONAL CORPORATION

                                   By: _________________________________________
                                   Name:
                                   Title: President and Chief Executive Officer



                                   SYBRON DENTAL SPECIALTIES, INC.

                                   By: _________________________________________
                                   Name:
                                   Title:  President and Chief Executive Officer

                                     ANNEX I
                          SYBRON SUBSIDIARIES GUARANTEE

                          SYBRON SUBSIDIARIES GUARANTEE

     This SUBSIDIARIES GUARANTEE, dated as of ________, 2000, made by each of the corporations that are signatories hereto (the "Guarantors"), in favor of Sybron Dental Specialities, Inc. (formerly known as "SDS Holding Co."), a Delaware corporation ("SDS") as a party to the General Assignment, Assumption and Agreement Regarding Litigation, Claims and Other Liabilities (as amended, supplemented or otherwise modified from time to time, the "Assignment"), by and between Sybron International Corporation, a Wisconsin corporation ("Sybron") and SDS, of even date herewith.

                                    RECITALS

     WHEREAS, Sybron owns, or will own, directly or indirectly, all of the issued and outstanding stock of each Guarantor;

     WHEREAS, Sybron and the Guarantors are members of the same consolidated group of companies and engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit pursuant to the terms of the Assignment; and

     WHEREAS, it is a condition precedent to the obligation of SDS to enter into the Assignment that the Guarantors shall have executed and delivered this Guarantee to SDS;

     NOW, THEREFORE, in consideration of the premises and to induce SDS to enter into the Assignment, the Guarantors hereby agree as follows:

     1.   Defined Terms.

          (a) Unless otherwise defined herein, terms defined in the Assignment and used herein shall have the meanings given to them in the Assignment.

          (b) As used herein, "Obligations" means any and all obligations of Sybron under Article II of the Assignment.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2.   Guarantee.

          (a) Subject to the provisions of paragraph , each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to SDS and its respective successors, transferees and assigns, the prompt and complete satisfaction and performance by Sybron of the Obligations.

          (b) Anything herein to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

          (c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by SDS in enforcing any rights with respect thereto, against such Guarantor under this Guarantee.

          (d) Each Guarantor agrees that liability under the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of SDS.

          (e) Each Guarantor agrees that whenever, at any time, or from time to time, it makes any payment to SDS on account of its liability hereunder, it shall notify SDS in writing that such payment is made under this Guarantee for such purpose.

     3. Right of Contribution. Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to SDS, and each Guarantor shall remain liable to SDS for the full amount guaranteed by such Guarantor hereunder.

     4.   Amendments, etc. with Respect to the Obligations; Waiver of Rights.

          (a) Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, SDS may rescind any previously made demand for satisfaction or performance of any Obligation, and such Obligation may be continued.

          (b) When making any demand hereunder against any of the Guarantors, SDS may, but shall be under no obligation to, make a similar demand on Sybron or any other Guarantor, and any failure by SDS to make any such demand from Sybron or any such other Guarantor or any release of Sybron or such other Guarantor shall not relieve any of the Guarantors in respect of which a demand is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of SDS against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     5.   Guarantee Absolute and Unconditional.

          (a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and any and all notice of or proof of reliance by SDS upon this Guarantee or acceptance of this Guarantee. The Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guarantee. All dealings between Sybron and any of the Guarantors, on the one hand, and SDS, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

          (b) Each Guarantor waives diligence, presentment, protest, demand for satisfaction or performance and notice of nonsatisfaction or nonperformance to or upon Sybron or any of the Guarantors with respect to the Obligations.

          (c) Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee to satisfy and perform the Obligations without regard to: (i) the validity, regularity or enforceability of the Assignment or any of the Obligations; (ii) any defense, set-off or counterclaim (other than a defense of satisfaction or performance) which may at any time be available to or be asserted by Sybron against SDS; or
(iii) any other circumstance whatsoever (with or without notice to or knowledge of Sybron or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Sybron from the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance.

          (d) When pursuing its rights and remedies hereunder against any Guarantor, SDS may, but shall be under no obligation to, pursue such rights and remedies as it may have against Sybron for the Obligations, and any failure by SDS to pursue such other rights or remedies from Sybron, or any release of Sybron shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of SDS against such Guarantor.

          (e) This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of SDS and its respective successors, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied or performed in full.

     6. Reinstatement. This Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payments made in satisfaction or performance of any of the Obligations is rescinded or must otherwise be restored or returned by SDS upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Sybron or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Sybron or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to SDS without set-off or counterclaim in U.S. Dollars at SDS's corporate offices located at 411 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202.

     8. Notices. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by first class mail, postage prepaid, or by air express service, with charges prepaid and addressed as follows::

          (a) if to SDS, at its address or transmission number for notices provided in or referred to in subsection 9.1 of the Assignment; and

          (b) if to any Guarantor, at its address or transmission number for notices set forth under its name below.

          SDS and any Guarantor may, by written notice so delivered to the other, change the address to which future delivery shall be made.

     9. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with SDS.

     10. Reformation and Severability. If any provision of this Guarantee shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (a) that provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (b) if that provision cannot be so reformed, it shall be severed from this Guarantee. The holding shall not affect or impair the validity, enforceability or legality of the provision in any other jurisdiction or under any other circumstances. Neither the holding nor the reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Guarantee to the extent that the other provision is not itself actually in conflict with any applicable law. Upon a determination that any term or provision is invalid, unenforceable or illegal, the parties hereto shall negotiate in good faith to modify this Guarantee so as to effect the original intent of the parties as closely as possible.

     11. Entire Agreement. This Guarantee constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to their subject matter, and there are no promises by SDS relative to the subject matter hereof not reflected herein.

     12.  Amendments in Writing; No Waiver; Cumulative Remedies.

          (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and

SDS (other than supplements, in form and substance acceptable to SDS, for the purpose of adding new Guarantors), provided that any provision of this Guarantee may be waived by SDS in a letter or agreement executed by SDS or by telex or facsimile transmission from SDS.

          (b) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     13. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     14. Assignment. This Guarantee and all the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Guarantee nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party; except that this Guarantee may be assigned to a parent or subsidiary of a party, or to a third party acquiring substantially all of the assets of a party, without such prior written consent to such an assignment, provided that any such third party expressly assumes, and agrees to be bound by the terms of, this Guarantee, and provided further that the assigning party shall not be relieved of any of its obligations hereunder in the event of such an assignment.

     15. Jurisdiction. This Agreement shall be governed and construed and enforced in accordance with the internal laws of the State of Wisconsin (without regard to conflict of law principles) as to all matters including, without limitation, matters of validity, construction, effect, performance and remedies.

     16.  Acknowledgments. Each Guarantor hereby acknowledges that:

          (a) SDS does not have any fiduciary relationship with or duty to such Guarantor arising out of or in connection with this Guarantee or the Assignment; and

          (b) no joint venture is created hereby or by the Assignment or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be executed and delivered by its duly authorized officer as of the day and year first above written.

                                    ANNEX II
                           SDS SUBSIDIARIES GUARANTEE

                           SDS SUBSIDIARIES GUARANTEE

     This SUBSIDIARIES GUARANTEE, dated as of ________, 2000, made by each of the corporations that are signatories hereto (the "Guarantors"), in favor of Sybron International Corporation, a Wisconsin corporation ("Sybron") as a party to the General Assignment, Assumption and Agreement Regarding Litigation, Claims and Other Liabilities (as amended, supplemented or otherwise modified from time to time, the "Assignment"), by and between Sybron and Sybron Dental Specialities, Inc. (formerly known as "SDS Holding Co."), a Delaware corporation ("SDS"), of even date herewith.

                                    RECITALS

     WHEREAS, SDS owns, or will own, directly or indirectly, all of the issued and outstanding stock of each Guarantor;

     WHEREAS, SDS and the Guarantors are members of the same consolidated group of companies and engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit pursuant to the terms of the Assignment; and

     WHEREAS, it is a condition precedent to the obligation of Sybron to enter into the Assignment that the Guarantors shall have executed and delivered this Guarantee to Sybron;

     NOW, THEREFORE, in consideration of the premises and to induce Sybron to enter into the Assignment, the Guarantors hereby agree as follows:

     17.  Defined Terms.

          (a) Unless otherwise defined herein, terms defined in the Assignment and used herein shall have the meanings given to them in the Assignment.

          (b) As used herein, "Obligations" means any and all obligations of SDS under Article II of the Assignment.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     18.  Guarantee.

          (a) Subject to the provisions of paragraph , each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to Sybron and its respective successors, transferees and assigns, the prompt and complete satisfaction and performance by SDS of the Obligations.

          (b) Anything herein to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

          (c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by Sybron in enforcing any rights with respect thereto, against such Guarantor under this Guarantee.

          (d) Each Guarantor agrees that liability under the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of Sybron.

          (e) Each Guarantor agrees that whenever, at any time, or from time to time, it makes any payment to Sybron on account of its liability hereunder, it shall notify Sybron in writing that such payment is made under this Guarantee for such purpose.

     19. Right of Contribution. Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to Sybron, and each Guarantor shall remain liable to Sybron for the full amount guaranteed by such Guarantor hereunder.

     20. Amendments, etc. with Respect to the Obligations; Waiver of Rights.

          (a) Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, Sybron may rescind any previously made demand for satisfaction or performance of any Obligation, and such Obligation may be continued.

          (b) When making any demand hereunder against any of the Guarantors, Sybron may, but shall be under no obligation to, make a similar demand on SDS or any other Guarantor, and any failure by Sybron to make any such demand from SDS or any such other Guarantor or any release of SDS or such other Guarantor shall not relieve any of the Guarantors in respect of which a demand is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Sybron against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     21.  Guarantee Absolute and Unconditional.

          (a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and any and all notice of or proof of reliance by Sybron upon this Guarantee or acceptance of this Guarantee. The Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guarantee. All dealings between SDS and any of the Guarantors, on the one hand, and Sybron, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

          (b) Each Guarantor waives diligence, presentment, protest, demand for satisfaction or performance and notice of nonsatisfaction or nonperformance to or upon SDS or any of the Guarantors with respect to the Obligations.

          (c) Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee to satisfy and perform the Obligations without regard to: (i) the validity, regularity or enforceability of the Assignment or any of the Obligations; (ii) any defense, set-off or counterclaim (other than a defense of satisfaction or performance) which may at any time be available to or be asserted by SDS against Sybron; or
(iii) any other circumstance whatsoever (with or without notice to or knowledge of SDS or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of SDS from the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance.

          (d) When pursuing its rights and remedies hereunder against any Guarantor, Sybron may, but shall be under no obligation to, pursue such rights and remedies as it may have against SDS for the Obligations, and any failure by Sybron to pursue such other rights or remedies from SDS, or any release of SDS shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Sybron against such Guarantor.

          (e) This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of Sybron and its respective successors, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied or performed in full.

     22. Reinstatement. This Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payments made in satisfaction or performance of any of the Obligations is rescinded or must otherwise be restored or returned by Sybron upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of SDS or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, SDS or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     23. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to Sybron without set-off or counterclaim in U.S. Dollars at Sybron's corporate offices located at 411 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202.

     24. Notices. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by first class mail, postage prepaid, or by air express service, with charges prepaid and addressed as follows::

          (a) if to Sybron, at its address or transmission number for notices provided in or referred to in subsection 9.1 of the Assignment; and

          (b) if to any Guarantor, at its address or transmission number for notices set forth under its name below.

          Sybron and any Guarantor may, by written notice so delivered to the other, change the address to which future delivery shall be made.

     25. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with Sybron.

     26. Reformation and Severability. If any provision of this Guarantee shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (a) that provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (b) if that provision cannot be so reformed, it shall be severed from this Guarantee. The holding shall not affect or impair the validity, enforceability or legality of the provision in any other jurisdiction or under any other circumstances. Neither the holding nor the reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Guarantee to the extent that the other provision is not itself actually in conflict with any applicable law. Upon a determination that any term or provision is invalid, unenforceable or illegal, the parties hereto shall negotiate in good faith to modify this Guarantee so as to effect the original intent of the parties as closely as possible.

     27. Entire Agreement. This Guarantee constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to their subject matter, and there are no promises by Sybron relative to the subject matter hereof not reflected herein.

     28.  Amendments in Writing; No Waiver; Cumulative Remedies.

          (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and Sybron (other than supplements, in form and substance acceptable to Sybron, for the purpose of adding new Guarantors), provided that any provision of this Guarantee may be waived by Sybron in a letter or agreement executed by Sybron or by telex or facsimile transmission from Sybron.

          (b) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     29. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     30. Assignment. This Guarantee and all the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Guarantee nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party; except that this Guarantee may be assigned to a parent or subsidiary of a party, or to a third party acquiring substantially all of the assets of a party, without such prior written consent to such an assignment, provided that any such third party expressly assumes, and agrees to be bound by the terms of, this Guarantee, and provided further that the assigning party shall not be relieved of any of its obligations hereunder in the event of such an assignment.

     31. Jurisdiction. This Agreement shall be governed and construed and enforced in accordance with the internal laws of the State of Wisconsin (without regard to conflict of law principles) as to all matters including, without limitation, matters of validity, construction, effect, performance and remedies.

     32.  Acknowledgments. Each Guarantor hereby acknowledges that:

          (a) Sybron does not have any fiduciary relationship with or duty to such Guarantor arising out of or in connection with this Guarantee or the Assignment; and

          (b) no joint venture is created hereby or by the Assignment or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be executed and delivered by its duly authorized officer as of the day and year first above written.